FOR FURTHER INFORMATION:

AT THE COMPANY:
Jeffrey P. Jorissen
Chief Financial Officer
(248) 208-2500

FOR IMMEDIATE RELEASE


                   SUN COMMUNITIES, INC. REPORTS 2004 RESULTS


SOUTHFIELD, MI, FEBRUARY 24, 2005 - SUN COMMUNITIES, INC. (NYSE: SUI), a real estate investment trust (REIT) that owns and operates manufactured housing communities, today reported fourth quarter and year ended December 31, 2004 results.

Income from rental property increased 5.5 percent to $167.8 million for the year ended December 31, 2004 from $159.1 million for the year ended December 31, 2003. Net loss for the year ended December 31, 2004 was $(40.5) million or $(2.21) per common share compared to net income of $23.7 million or $1.29 per diluted common share during 2003. Funds from operations (FFO)(1) was $(3.3) million, or $(0.16) per share/OP Unit for the year ended December 31, 2004; a decrease from FFO of $65.5 million, or $3.14 per diluted share/OP Unit for the year ended December 31, 2003. The decreases in net income and FFO are due largely to charges of $51.6 million for prepayment costs, fees and related expenses and $5.6 million of deferred financing costs associated with the repurchase of $345 million of unsecured debt in the second quarter of 2004 and the associated recapitalization of the Company. Excluding these costs, FFO for 2004 would have been $53.9 million or $2.57 per diluted share/OP unit and net income would have been $16.7 million or $0.91 cents per diluted common share.

During the fourth quarter ended December 31, 2004, income from rental property increased 9.6 percent to $43.5 million, compared with $39.7 million in the fourth quarter of 2003. Income from continuing operations for the fourth quarter of 2004 was $1.3 million or $0.07 per diluted common share, compared with loss of $(2.6) million, or $(0.14) per diluted common share for the same period in 2003. Funds from continuing operations decreased from $11.7 million, or $0.55 per diluted share/OP Unit in the fourth quarter 2003 to $10.3 million, or $0.50 per diluted share/OP Unit in the fourth quarter 2004.

February 24, 2005
Page 2


For 108 communities owned throughout both years, total revenues increased 4.0 percent for the year ended December 31, 2004 and expenses increased 3.4 percent, resulting in an increase in net operating income(2) of 4.25 percent. Same property occupancy in the manufactured housing sites decreased from 88.4 percent at September 30, 2004 to 87.4 percent at December 31, 2004.

As previously noted the Company completed a significant restructuring of its capital and operating debt during 2004. Secured debt financings of $734 million with average terms approximating 10 years and weighted average interest rates of approximately 5.0% were concluded, as well as the successful negotiation of a new $115 million revolving line of credit at LIBOR + 1.75%. Proceeds from the secured financings were used to retire existing debt, acquire communities, and repurchase the Company's stock. The Company has also provided the required notice to retire $50 million of 8.875% perpetual preferred partnership units during the first quarter of 2005 and is authorized to repurchase up to 1 million additional shares of its stock.

During 2004 the Company acquired nine manufactured housing communities comprising approximately 2950 developed and 570 undeveloped sites. The aggregate purchase price was $120.4 million and included the assumption of approximately $34.3 million in debt. Three of the communities are in northeast Atlanta, four are located in Michigan and the remaining properties are located in Colorado and Texas.

"While we looked for a year of industry transition, manufactured housing conditions never reversed, but did seem to stabilize during 2004. Home shipments, repossessions, finance company recoveries and delinquencies ended the year at similar or slightly improved levels over 2003. The first half of the year reflected strongly improving occupancy statistics in the Company's portfolio, the second half suffered from another surge of repossessed homes, depressing overall occupancy. Performance of the same site portfolio was one bright spot in an otherwise difficult manufactured home environment." said Gary
A. Shiffman, Chief Executive Officer.

"This past year marks many significant accomplishments that position the Company to regain positive year over year FFO growth. Putting both the refinancing and implementation of an entirely new software system in both accounting and operations behind us, management is focused on its leasing and sales efforts, as well as acquisition opportunities. While it remains early, the overall portfolio has had a net gain of 61 sites so far this year." Shiffman added.

Through February 19, 2005, the Company has added 61 net leased sites which represents five weeks of positive performance after losses of 42 net sites in the first two weeks of the year. This leasing rate, if maintained, will result in 445 net leased sites which is the plan for 2005. For the first fifty days of the year, the Company has averaged leasing gains and losses of 7.8 and 6.6 per day, respectively.

The Company stands by its previously issued earnings guidance.

February 24, 2005
Page 3

A conference call to discuss fourth quarter and year-end operating results will be held on February 24, 2005, at 11:00 A.M. EST. To participate, call toll-free 877-407-9039. Callers outside the U.S. or Canada can access the call at 201-689-8359. A replay will be available following the call through March 10, 2005, and can be accessed by dialing 877-660-6853 from the U.S. or 201-612-7415 outside the U.S. or Canada. The account number for the replay is 3055 and the ID number is 135176. The conference call will be available live on Sun Communities website www.suncommunities.com. Replay will also be available on the website.

Sun Communities currently owns and operates a portfolio of 136 communities mainly in the Midwest and Southeast United States. The Company's properties are comprised of over 46,800 developed sites and approximately 7,300 additional sites available for development.

(1) Funds from operations ("FFO") is defined by the National Association of Real Estate Investment Trusts ("NAREIT") as net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of depreciable operating property, plus real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company's operating performance. Management generally considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not readily apparent from net income. Management believes that the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful.

    Because FFO excludes significant economic components of net income including depreciation and amortization, FFO should be used as an adjunct to net income and not as an alternative to net income. The principal limitation of FFO is that it does not represent cash flow from operations as defined by GAAP and is a supplemental measure of performance that does not replace net income as a measure of performance or net cash provided by operating activities as a measure of liquidity. In addition, FFO is not intended as a measure of a REIT's ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO only provides investors with an additional performance measure. Other REITS may use different methods for calculating FFO and, accordingly, the Company's FFO may not be comparable to other REITs.

(2) Investors in and analysts following the real estate industry utilize net operating income ("NOI") as a supplemental performance measure. NOI is derived from revenues (determined in accordance with GAAP) minus property operating expenses and real estate taxes (determined in accordance with GAAP). NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity; nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions. The Company believes that net income is the most directly comparable GAAP measurement to net operating income. Because of the inclusion of items such as interest, depreciation and amortization, the use of net income as a performance measure is limited as these items may not accurately reflect the actual change in market value of a property, in the case of depreciation and in the case of interest, may not necessarily be linked to the operating performance of a real estate asset, as it is often incurred at a parent company level and not at a property level

February 24, 2005
Page 4


    The Company believes that net operating income is helpful to investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. The Company uses NOI as a key management tool when evaluating performance and growth of particular properties and/or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization and non-property specific expenses such as general and administrative expenses, all of which are significant costs, and therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall.

                FOR MORE INFORMATION ABOUT SUN COMMUNITIES, INC.,
                   VISIT OUR WEBSITE AT WWW.SUNCOMMUNITIES.COM
                            -FINANCIAL TABLES FOLLOW-

    This press release contains various "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. For this purpose, any statements contained in this press release that relate to prospective events or developments are deemed to be forward-looking statements. Words such as "believes," "forecasts," "anticipates," "intends," "plans," "expects," "will" and similar expressions are intended to identify forward-looking statements. These forward-looking statements reflect the Company's current views with respect to future events and financial performance, but involve known and unknown risks and uncertainties, both general and specific to the matters discussed in this press release. These risks and uncertainties may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward looking statements. Such risks and uncertainties include the national, regional and local economic climates, the ability to maintain rental rates and occupancy levels, competitive market forces, changes in market rates of interest, the ability of manufactured home buyers to obtain financing, the level of repossessions by manufactured home lenders and those referenced under the headings entitled "Factors That May Affect Future Results" or "Risk Factors" contained in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward-looking statements made herein to reflect changes in the Company's expectations of future events.

                              SUN COMMUNITIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                FOR THE PERIODS ENDED DECEMBER 31, 2004 AND 2003
                (AMOUNTS IN THOUSANDS EXCEPT FOR PER SHARE DATA)
                                  (UNAUDITED)


                                                                           THREE MONTHS ENDED              TWELVE MONTHS ENDED
                                                                               DECEMBER 31,                    DECEMBER 31,
                                                                       --------------------------      --------------------------
                                                                          2004            2003            2004            2003
                                                                       ----------      ----------      ----------      ----------
REVENUES
Income from rental property                                            $   43,506      $   39,650      $  167,835      $  159,115
Revenue from home sales                                                     2,944           5,444          17,837          19,516
Ancillary revenues, net                                                       225             574           1,735           1,791
Gain on sale of land, net                                                   3,880              --           3,880              --
Interest and other income                                                   1,823           2,699           7,567          12,030
                                                                       ----------      ----------      ----------      ----------
   Total revenues                                                          52,378          48,367         198,854         192,452
                                                                       ----------      ----------      ----------      ----------

COSTS AND EXPENSES
Property operating and maintenance                                         10,785          10,197          41,819          39,837
Cost of home sales                                                          2,309           4,411          14,383          13,879
Real estate taxes                                                           3,778           2,941          13,817          11,746
General and administrative - rental property                                3,940           3,078          12,559          10,536
General and administrative - home sales                                     1,607           1,663           6,081           6,027
Depreciation and amortization                                              12,319          11,634          45,395          44,120
Interest                                                                   12,772           9,996          43,949          36,680
Extinguishment of debt                                                         --              --          51,643              --
Deferred financing costs related to extinguished debt                          --              --           5,557              --
Impairment charge                                                              --           4,932              --           4,932
Florida storm damage                                                           --              --             600              --
                                                                       ----------      ----------      ----------      ----------
   Total expenses                                                          47,510          48,852         235,803         167,757
                                                                       ----------      ----------      ----------      ----------
      Income (loss) before equity income (loss) from affiliate,
        discontinued operations, and minority interests                     4,868            (485)        (36,949)         24,695

Equity income (loss) from affiliate                                        (1,200)            841            (151)            667
                                                                       ----------      ----------      ----------      ----------
      Income (loss) from continuing operations before
        minority interests                                                  3,668             356         (37,100)         25,362
Less income (loss) allocated to minority interests:
 Preferred OP Units                                                         2,177           2,140           8,732           8,537
 Common OP Units                                                              182             799          (5,364)          3,083
                                                                       ----------      ----------      ----------      ----------

Income (loss) from continuing operations                                    1,309          (2,583)        (40,468)         13,742
Income from discontinued operations                                            --           8,994              --           9,972
                                                                       ----------      ----------      ----------      ----------
      Net income (loss)                                                $    1,309      $    6,411      $  (40,468)     $   23,714
                                                                       ==========      ==========      ==========      ==========

Weighted average common shares outstanding:
 Basic                                                                     17,832          18,628          18,318          18,206
                                                                       ==========      ==========      ==========      ==========
 Diluted                                                                   17,990          18,771          18,318          18,345
                                                                       ==========      ==========      ==========      ==========
Basic earnings (loss) per share:
 Continuing operations                                                 $     0.07      $    (0.14)     $    (2.21)     $     0.75
 Discontinued operations                                                       --            0.48              --            0.55
                                                                       ----------      ----------      ----------      ----------
 Net income (loss)                                                     $     0.07      $     0.34      $    (2.21)     $     1.30
                                                                       ==========      ==========      ==========      ==========
Diluted earnings (loss) per share:
 Continuing operations                                                 $     0.07      $    (0.14)     $    (2.21)     $     0.75
 Discontinued operations                                                       --            0.48              --            0.54
                                                                       ----------      ----------      ----------      ----------
 Net income (loss)                                                     $     0.07      $     0.34      $    (2.21)     $     1.29
                                                                       ==========      ==========      ==========      ==========

                              SUN COMMUNITIES, INC.
              RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS
            (AMOUNTS IN THOUSANDS, EXEPT PER SHARE/OP UNIT AMOUNTS)
                                  (UNAUDITED)


                                                                 THREE MONTHS ENDED            TWELVE MONTHS ENDED
                                                                     DECEMBER 31,                  DECEMBER 31,
                                                              -------------------------     --------------------------
                                                                 2004           2003           2004            2003
                                                              ----------     ----------     ----------      ----------
Net income (loss)                                             $    1,309     $    6,411     $  (40,468)     $   23,714
Adjustments:
          Depreciation and amortization                           12,480         11,641         45,589          43,458
          Valuation adjustment(3)                                    226            395            528            (879)
          Allocation of SunChamp losses(4)                            --          1,390            300           4,548
          Gain on disposition of properties and land, net         (3,880)        (8,590)        (3,880)         (8,590)
          Income (loss) allocated to minority interest               182            854         (5,364)          3,274
                                                              ----------     ----------     ----------      ----------
Funds from operations (FFO)                                   $   10,317     $   12,101     $   (3,295)     $   65,525
                                                              ==========     ==========     ==========      ==========

FFO - Continuing Operations                                   $   10,317     $   11,719     $   (3,295)     $   63,605
                                                              ==========     ==========     ==========      ==========
FFO - Discontinued Operations                                 $       --     $      382     $       --      $    1,920
                                                              ==========     ==========     ==========      ==========

Weighted average common shares/OP Units outstanding:

          Basic                                                   20,306         21,111         20,792          20,717
                                                              ==========     ==========     ==========      ==========
          Diluted                                                 20,464         21,254         20,792          20,856
                                                              ==========     ==========     ==========      ==========

Continuing Operations:
FFO per weighted average Common Share/OP Unit - Basic         $     0.51     $     0.55     $    (0.16)     $     3.07
                                                              ==========     ==========     ==========      ==========
FFO per weighted average Common Share/OP Unit - Diluted       $     0.50     $     0.55     $    (0.16)     $     3.05
                                                              ==========     ==========     ==========      ==========

Discontinued Operations:
FFO per weighted average Common Share/OP Unit - Basic         $       --     $     0.02     $       --      $     0.09
                                                              ==========     ==========     ==========      ==========
FFO per weighted average Common Share/OP Unit - Diluted       $       --     $     0.02     $       --      $     0.09
                                                              ==========     ==========     ==========      ==========

Total Operations:
FFO per weighted average Common Share/OP Unit - Basic         $     0.51     $     0.57     $    (0.16)     $     3.16
                                                              ==========     ==========     ==========      ==========
FFO per weighted average Common Share/OP Unit - Diluted       $     0.50     $     0.57     $    (0.16)     $     3.14
                                                              ==========     ==========     ==========      ==========


(3) The Company entered into three interest rate swaps and an interest rate cap agreement. The valuation adjustment reflects the theoretical noncash profit and loss were those hedging transactions terminated at the balance sheet date. As the Company has no expectation of terminating the transactions prior to maturity, the net of these noncash valuation adjustments will be zero at the various maturities. As any imperfection related to hedging correlation in these swaps is reflected currently in cash as interest, the valuation adjustments reflect volatility that would distort the comparative measurement of FFO and on a net basis approximate zero. Accordingly, the valuation adjustments are excluded from Funds from Operations. The valuation adjustment is included in interest expense.

(4) The Company acquired the equity interest of another investor in SunChamp in December 2002. Consideration consisted of a long-term note payable at net book value. Although the adjustment for the allocation of the SunChamp losses (based on SunChamp as a stand-alone entity) is not reflected in the accompanying financial statements, management believes that it is appropriate to provide for this adjustment because the Company's payment obligations with respect to the note are subordinate in all respects to the return of the members' equity (including the gross book value of the acquired equity) plus a preferred return. As a result, the losses that are allocated to the Company from SunChamp as a stand-alone entity under generally accepted accounting principles are effectively reallocated to the note for purposes of calculating Funds from Operations. A situation such as this is not contemplated in the NAREIT definition of FFO due to the unique circumstances of the transaction. Although not comparable to the precise NAREIT definition, the Company believes the inclusion of this item in its calculation of FFO to be appropriate as noted above.

                              SUN COMMUNITIES, INC.
                           SELECTED BALANCE SHEET DATA
                       (AMOUNTS IN THOUSANDS) (UNAUDITED)


                                                                   DECEMBER 31, 2004        DECEMBER 31, 2003
                                                                  --------------------     --------------------
Investment in rental property before accumulated depreciation     $          1,382,541     $          1,220,405
Total assets                                                      $          1,403,167     $          1,221,574
Total debt                                                        $          1,078,442     $            773,328
Total minority interests and stockholders' equity                 $            292,789     $            423,413


                              SUN COMMUNITIES, INC.
                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                FOR THE PERIODS ENDED DECEMBER 31, 2004 AND 2003
                             (AMOUNTS IN THOUSANDS)
                                   (UNAUDITED)


                                              THREE MONTHS ENDED DECEMBER 31,       TWELVE MONTHS ENDED DECEMBER 31,
                                             ---------------------------------     ----------------------------------
                                                  2004               2003               2004                2003
                                             --------------     --------------     --------------      --------------
Net income (loss)                            $        1,309     $        6,411     $      (40,468)     $       23,714
Unrealized income on interest rate swaps                577                904                335                 557
                                             --------------     --------------     --------------      --------------
Comprehensive income (loss)                  $        1,886     $        7,315     $      (40,133)     $       24,271
                                             ==============     ==============     ==============      ==============